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                              CONTRACT BENEFIT DATA

Contract Number                               :  [99-9999999]

Rider Effective Date                          :  [July 1, 2004]

Annuitant                                     :  [Abraham Lincoln]

Age Nearest Birthday                          :  [65]

Sex                                           :  [Male]

Secondary Life                                :  [Mary Todd Lincoln]

Age Nearest Birthday                          :  [62]

Sex                                           :  [Female]

Initial Periodic Income Payment               :  [$411.26]

Initial Guaranteed Income Benefit             :  [$205.63]

Guaranteed Amount                             :  [$50,000.00]

Initial Periodic Income Payment Mode          :  [Monthly]

Initial Periodic Income Payment Date          :  [July 1, 2004]

Periodic Income Commencement Date             :  [June 17, 2004]

Access Period                                 :  [15 Years]

Guaranteed Income Benefit Percent             :  [50%]

Assumed Interest Rate                         :  [3.00%]

Rider Option Election                         :  [Enhanced Guaranteed Minimum
                                                 Death Benefit with Guaranteed
                                                 Income Benefit Option]

Annual Mortality and Expense Risk Charge and Administrative Charge

During Access Period
Account Value Death Benefit
   without Guaranteed Income Benefit Option   :  1.90%

Account Value Death Benefit
   with Guaranteed Income Benefit Option      :  2.40%

Enhanced Guaranteed Minimum Death Benefit
   without Guaranteed Income Benefit Option   :  2.10%

Enhanced Guaranteed Minimum Death Benefit
   with Guaranteed Income Benefit             :  2.60%

After Access Period
Account Value Death Benefit
   without Guaranteed Income Benefit Option   :  1.90%

Account Value Death Benefit
   with Guaranteed Income Benefit Option      :  2.40%

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Enhanced Guaranteed Minimum Death Benefit
   without Guaranteed Income Benefit Option   :  1.90%

Enhanced Guaranteed Minimum Death Benefit
   with Guaranteed Income Benefit Option      :  2.40%

                        Guaranteed Income Benefit Option

The Initial Guaranteed Income Benefit is equal to the Guaranteed Income Benefit Percent shown above multiplied by the greater of:

     (a.) the Initial Periodic Income Payment shown above, and
     (b.) the Guaranteed Amount, if any, shown above divided by 1000 and multiplied by an annuity factor based on a [3%] Assumed Interest Rate.

                        Death Benefit Upon Termination of
                            Periodic Income Payments

If the Account Value Death Benefit is the Death Benefit in effect under this Rider, upon termination of the Periodic Income Payments the Death Benefit will be equal to:

the greatest of:

     (1) the Account Value as of the date the death claim is approved by LNY for payment; or
     (2) the sum of all Purchase Payments decreased proportionally by all Periodic Income Payments and minus all Withdrawals including applicable charges and premium tax incurred, made before, on and after the Periodic Income Commencement Date; or
     (3) the highest Contract Value or Account Value on the date Periodic Income Payments are terminated or on any Contract Date anniversary occurring on or after the date Periodic Income Payments are terminated (determined before the allocation of any Purchase Payments on that Contract Date anniversary) and prior to the 81st birthday of the deceased Annuitant and prior to the date of death of the deceased Annuitant for whom a death claim is approved by the LNY Home Office for payment. The highest Contract Value or Account Value is adjusted for certain transactions. It is increased by Purchase Payments made on or after that Contract Date anniversary on which the highest Contract Value or Account Value is obtained. It is decreased proportionally by all Periodic Income Payments and Withdrawals, including applicable charges and premium tax incurred on or after that Contract Date anniversary on which the highest Contract Value or Account Value is obtained.

If the EGMDB is the Death Benefit in effect under this Rider, upon termination of the Periodic Income Payments the Death Benefit will be equal to:

the greatest of:

     (1) the Account Value as of the date the death claim is approved by LNY for payment; or
     (2) the sum of all Purchase Payments decreased proportionally by all Periodic Income Payments and minus all Withdrawals including applicable charges and premium tax incurred, made before, on and after the Periodic Income Commencement Date; or
     (3) the highest Contract Value or Account Value on the Contract Date or any Contract Date anniversary occurring on or after the Valuation Date the EGMDB is effective on the Contract, (determined before the allocation of any Purchase Payments on that Contract Date anniversary) and prior to the 81st birthday of the deceased Annuitant and prior to the date of death of the deceased Annuitant for whom a death claim is approved by the LNY Home Office for payment. The highest Contract Value or Account Value is adjusted for certain transactions. It is increased by Purchase Payments made on or after that Contract Date anniversary on which the highest Contract Value or Account Value is obtained. It is decreased proportionally by all Periodic Income Payments and Withdrawals, including applicable charges and premium tax incurred on or after that Contract Date anniversary on which the highest Contract Value or Account Value is obtained.